SurgiCare Announces Recapitalization and Combinations

HOUSTON, Texas, Nov. 18, 2003 (PRIMEZONE) -- SurgiCare, Inc. (AMEX:SRG), a Houston-based ambulatory surgery center company, announced today that it has entered into agreements relating to business combinations with three other companies, an equity investment and a recapitalization that would result in a significantly expanded healthcare services company with a new capital structure. As part of these transactions, the resulting company will be renamed "Orion HealthCorp, Inc." ("Orion") under a new trading symbol yet to be determined.

Closing of the transactions is conditioned upon several factors, including: approval of SurgiCare's stockholders; approval of continued listing of Orion's stock on the American Stock Exchange; satisfactory completion of due diligence by certain of the parties; satisfactory resolution of outstanding issues with creditors; simultaneous closing of all transactions; and other conditions commonly found in similar transactions.

Summary of the Proposed Transactions

The proposed transactions may be summarized as follows. All of the following figures are subject to adjustment based, upon other things, on terms of any additional indebtedness incurred by certain of the parties prior to closing, the outcome of negotiations with creditors and certain other persons and the price at which SurgiCare Common Stock trades immediately prior to the consummation of the transactions. The following transactions will occur substantially simultaneously as soon as practicable after the satisfaction or waiver of the conditions to closing the transactions.

 1. Recapitalization of SurgiCare. The initial step will be a recapitalization of SurgiCare pursuant to which:

    a. SurgiCare will amend and restate its certificate of
       incorporation to reflect a reverse-split of its Common Stock on a one-for-ten basis, a reclassification of its current Common
       Stock into Class A Common Stock ("Orion Class A Common") and the authorization of a new Class B Common Stock ("Orion Class B
       Common").

    b. Existing shares of SurgiCare's Series A Preferred Stock will be converted into Orion Class A Common.

     c. SurgiCare Series AA Preferred Stock will either remain
        outstanding or may be redeemed or converted into shares of
        Orion Class A Common.

 2. Acquisition of IPS by Orion. Orion will acquire Integrated
    Physician Solutions, Inc. ("IPS") for shares of Orion Class A
    Common. Some of this stock will be issued to certain debtholders of IPS in satisfaction of their claims. The aggregate number of shares of Orion Class A Common that will be issued in this acquisition will equal the number of such shares held by
    SurgiCare's equityholders immediately prior to this acquisition.

 3. New Investment by Brantley IV. Brantley Partners IV, L.P.
    ("Brantley IV") will contribute to Orion $6 million of cash and approximately $1.3 million of loans in exchange for shares of
    Orion Class B Common representing 51% of the aggregate number of shares of Orion Class A Common and Orion Class B Common
    outstanding prior to the DCPS/MBS acquisition described below. The terms of the Class B Common will be as follows:

    a. Brantley IV may, at any time, convert shares of Orion Class B
       Common into shares of Orion Class A Common. Upon such
       conversion, for each share of Orion Class B Common so
       converted, Brantley IV will receive one (1) share of Orion
       Class A Common plus a number of shares of Orion Class A Common having a market value (at the time of conversion) equal to its initial investment plus an amount that is economically
       equivalent to a simple return of 9% per annum from the date of investment to the date of conversion (the "Orion Class B
       Preference").

    b. Orion Class B Common will vote as a single class with the Orion
       Class A Common on an "as converted" basis, so that each share of Class B may have more than one vote per share based on the
       Class B Preference and the current market value of Orion Class
       A Common.

 4. Acquisition of DCPS and MBS by Orion. Orion will acquire both
    Dennis Cain Physician Solutions, Ltd. ("DCPS") and Medical Billing
    Services, Inc. ("MBS") for a combination of $3 million in cash, a
    $1 million promissory note and shares of Orion Class A Common representing up to approximately 9.5% of the Orion Common
    outstanding after these acquisitions. This purchase price is subject to retroactive adjustment based on the financial results of these two companies in the two years following their
    acquisition.  SurgiCare, DCPS and MBS have entered into a letter of intent with respect to the proposed transaction and are negotiating the terms of the definitive acquisition agreements.

 5. Orion Debt Restructuring. It is anticipated that Orion will implement an $8-$10 million debt restructuring that will provide it with a long-term source of working capital.  SurgiCare has not yet entered into an agreement with respect to this restructuring.

Ownership and Management

Following all of the above transactions, it is anticipated that Brantley IV and its affiliated funds (which are currently debtholders and equityholders of IPS) will hold approximately 67% of the total voting power of the Orion Common and that the equityholders of SurgiCare immediately prior to the consummation of the transactions will control approximately 20% of the total voting power of the Orion Common.

Keith LeBlanc, the current CEO of SurgiCare, will continue to run the operations of SurgiCare, will be President of Orion and will report to the Board of Directors. Terry Bauer, the current CEO of IPS, will continue to run IPS, will be the CEO of Orion and will report to the Board of Directors. Steve Murdock, the current Chief Financial Officer of IPS, will be the CFO of Orion.

The Board of Directors of Orion is expected to consist of Messrs. Bauer and LeBlanc, two nominees of Brantley IV (who are expected to be affiliated with Brantley IV) and three other persons who will meet the requisite standards of independence. Paul Cascio, a general partner of Brantley IV, will be one of Brantley IV's nominees and will serve as nonexecutive Chairman.

About the Companies

SurgiCare, Inc., based in Houston, Texas, operates freestanding, licensed, certified and Medicare-approved outpatient ambulatory surgery centers that are staffed by board-certified surgeons. SurgiCare's mission is to deliver high-quality, affordable, community-based healthcare and provide access to local, specialized services in its centers through program affiliations. For the year ended December 31, 2002 and nine months ended September 30, 2003, SurgiCare had approximately $11.6 million and $5.9 million, respectively, of revenues. Additional information concerning SurgiCare is available at www.surgicareinc.com.

Integrated Physician Solutions, Inc. is a Roswell, Georgia based company, whose business units include Pediatric Physician Alliance, a national owner and operator of pediatric medical clinics, and IntegriMED, a provider of technology solutions for physicians that have been developed as a result of the Company's experience with managing small to medium-sized physician practices. For the year ended December 31, 2002 and nine months ended September 30, 2003, IPS had approximately $23.9 million and $18.1 million, respectively, of revenues.

Dennis Cain Physician Solutions, Ltd. and Medical Billing Systems, Inc. are affiliated companies headquartered in Houston, Texas that provide billing and collections and practice management services to hospital based physicians, imaging centers, and surgery centers. For the year ended December 31, 2002 and nine months ended September 30, 2003, DCPS and MBS, on a combined basis, had $8.7 million and $7.6 million, respectively, of revenues.

Brantley Partners IV, L.P., located in Beachwood, Ohio, is one of a group of affiliated funds managed by Brantley Management Company. Collectively, these funds have over $300 million of invested and committed capital, and have extensive investments in the healthcare area, as well as in other areas. Additional information concerning these funds and some of their portfolio companies is available at www.brantleypartners.com. Comments and Additional Information

Keith LeBlanc, SurgiCare CEO, commented: "I would like to thank our physician partners and our shareholders for their patience and continued support through this difficult period. These contemplated combinations and recapitalization will establish a powerful platform for stability and future growth. We are looking forward to expanding our business and vastly improving our financial performance."

"Strategically, the combination with IPS and DCPS/MBS increases our capacity to offer a comprehensive suite of services to our physician partners and their clientele, while also providing a vehicle for future acquisitions and de novo surgery center and imaging center development," continued Mr. LeBlanc. "The addition of the DCPS/MBS entities will enhance our goals of achieving maximum reimbursement and superior accounts receivable management."

Terry Bauer, IPS CEO, commented: "For the year ended December 31, 2002 and nine months ended September 30, 2003, the combined entities had pro-forma revenues in excess of $44.2 million and $31.6 million, respectively. With the combination of these complementary businesses, we expect to be able to achieve additional growth in our core businesses and expand into new areas of outpatient healthcare delivery, including through future acquisitions. Orion's strategy will be to develop a comprehensive, multi-dimensional, alternative site healthcare delivery system. This integrated healthcare services delivery model will be focused on serving the needs of our physician partners and clients and better enabling them to meet the demands of the outpatient marketplace."

Paul Cascio, a general partner at Brantley, stated, "Brantley is pleased and excited to be playing an important role in this combination and restructuring. We believe that, with the historical and future growth in the complexity of delivery of medical services at the local level and compliance with reimbursement mechanics, Orion will be well-positioned to continue to expand in these areas by offering valuable and much-needed services." Information About Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of SurgiCare and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results and the consummation of the transactions described herein, including, without limitation, SurgiCare's ability to refinance its debt and other accounts payable; the results of various parties' due diligence investigations; the occurrence of any material adverse change affecting any of the parties prior to closing; a worsening of SurgiCare's business or financial condition; the ability of SurgiCare to negotiate definitive documentation with DCPS and MBS; a decline in the price of SurgiCare's common stock, which could affect the percentages to be held by the parties following the closing; receipt of the necessary approval of stockholders and regulatory authorities; and those specific risks that are discussed in SurgiCare's previously filed Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

SurgiCare undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

SurgiCare Proxy Statement and Stockholders Meeting

SurgiCare intends to file with the U.S. Securities and Exchange Commission (the "SEC") and mail to its stockholders a proxy statement with respect to the proposed transactions and intends to hold a meeting of its stockholders in the first calendar quarter of 2004 to approve the proposed transactions. Stockholders are urged to read the proxy statement (including all exhibits thereto) carefully when it is available. The proxy statement will contain important information regarding SurgiCare, IPS, DCPS, MBS, the proposed transactions, the persons soliciting proxies relating to the proposed transactions, their interests in the proposed transactions and other related matters. In addition, the proxy statement will contain historical financial information for the entities involved and pro forma financial information for the new combined entity. Stockholders will be able to obtain free copies (when available) of the proxy statement and any other relevant documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement and any other relevant documents may also be obtained (when available) from SurgiCare by directing a request to SurgiCare, Inc., 12727 Kimberly Lane, Suite 200, Houston, Texas 77024, attention: Tanya Jacobson, telephone (866) 821-5200.

SurgiCare and its directors, executive officers and certain other employees and members of management may be deemed to be soliciting proxies from stockholders of SurgiCare in favor of the proposed transactions. Information concerning the participants in the solicitation, including a description of their direct and indirect interest in SurgiCare, is set forth as of April 15, 2003 in SurgiCare's Annual Report on Form 10-KSB for the year ended December 31, 2002. Updated information concerning the participants will be set forth in the proxy statement.

CONTACT:
For Additional Information, contact:

SurgiCare:   Keith LeBlanc
             President
             SurgiCare, Inc.
             1727 Kimberley Lane, Suite 400
             Houston, Texas  77024
             Telephone: (713) 973-6675

IPS:     Terry Bauer
         President
         Integrated Physician Solutions, Inc.
         1805 Old Alabama Road, Suite 350
         Roswell, Georgia  30076
         Telephone: (678) 832-1800

Brantley:    Paul Cascio
             Brantley Partners IV, L.P.
             Lakepoint
             3201 Enterprise Parkway
             Suite 350
             Beachwood, Ohio  44122
             Telephone: (216) 464-8400